Exhibit 7.2

HYDRO ONE INC.

Issuer

and

COMPUTERSHARE TRUST COMPANY OF CANADA

Trustee

TWENTY-SECOND SUPPLEMENTAL TRUST INDENTURE

supplementing the Trust Indenture

dated as of June 4, 2001

July 29, 2011

-i-

THIS TWENTY-SECOND SUPPLEMENTAL TRUST INDENTURE dated as of the 29th day of July, 2011,

BETWEEN:

HYDRO ONE INC., a corporation incorporated under the laws of Ontario (the “Corporation”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada (the “Trustee”)

WHEREAS the Corporation has entered into a Trust Indenture dated as of June 4, 2001 (the “Trust Indenture”) which provides for the issuance of one or more series of unsecured medium term notes of the Corporation;

AND WHEREAS the Corporation has entered into a first supplemental trust indenture dated as of June 22, 2001 (the “First Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 1 Notes and of $1,000,000,000 aggregate principal amount of Series 2 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 1 Notes and the Series 2 Notes;

AND WHEREAS the Corporation has entered into a second supplemental indenture dated as of September 17, 2002 (the “Second Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 3 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 3 Notes;

AND WHEREAS the Corporation has entered into a third supplemental indenture dated as of January 31, 2003 (the “Third Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 4 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 4 Notes;

AND WHEREAS the Corporation has entered into a fourth supplemental indenture dated as of April 22, 2003 (the “Fourth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 5 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 5 Notes;

AND WHEREAS the Corporation has entered into a fifth supplemental indenture dated as of June 23, 2003 (the “Fifth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 6 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 6 Notes;

AND WHEREAS the Corporation has entered into a sixth supplemental indenture dated as of February 24, 2004 (the “Sixth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 7 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 7 Notes;

AND WHEREAS the Corporation has entered into a seventh supplemental indenture dated as of November 15, 2004 (the “Seventh Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 8 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 8 Notes;

AND WHEREAS the Corporation has entered into an eighth supplemental indenture dated as of May 19, 2005 (the “Eighth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 9 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 9 Notes;

AND WHEREAS the Corporation has entered into a ninth supplemental indenture dated as of March 3, 2006 (the “Ninth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 10 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 10 Notes;

AND WHEREAS the Corporation has entered into a tenth supplemental indenture dated as of October 19, 2006 (the “Tenth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 11 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 11 Notes;

AND WHEREAS the Corporation has entered into an eleventh supplemental indenture dated as of March 13, 2007 (the “Eleventh Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 12 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 12 Notes;

AND WHEREAS the Corporation has entered into a twelfth supplemental indenture dated as of October 18, 2007 (the “Twelfth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 13 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 13 Notes;

AND WHEREAS the Corporation has entered into a thirteenth supplemental indenture dated as of March 3, 2008 (the “Thirteenth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 14 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 14 Notes;

AND WHEREAS the Corporation has entered into a fourteenth supplemental indenture dated as of November 10, 2008 (the “Fourteenth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 15 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 15 Notes;

AND WHEREAS the Corporation has entered into a fifteenth supplemental indenture dated as of November 19, 2008 (the “Fifteenth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 16 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 16 Notes;

AND WHEREAS the Corporation has entered into a sixteenth supplemental indenture dated as of March 3, 2009 (the “Sixteenth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 17 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 17 Notes;

AND WHEREAS the Corporation has entered into a seventeenth supplemental indenture dated as of July 16, 2009 (the “Seventeenth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 18 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 18 Notes;

AND WHEREAS the Corporation has entered into an eighteenth supplemental indenture dated as of November 19, 2009 (the “Eighteenth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 19 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 19 Notes;

AND WHEREAS the Corporation has entered into a nineteenth supplemental indenture dated as of March 15, 2010 (the “Nineteenth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 20 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 20 Notes;

AND WHEREAS the Corporation has entered into a twentieth supplemental indenture dated as of September 13, 2010 (the “Twentieth Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 21 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 21 Notes;

AND WHEREAS the Corporation has entered into a twenty-first supplemental indenture dated as of January 24, 2011 (the “Twenty-First Supplemental Indenture”) which provides for the issuance of $1,000,000,000 aggregate principal amount of Series 22 Notes pursuant to the Trust Indenture and establishes the terms, provisions and conditions of the Series 22 Notes;

AND WHEREAS the Corporation intends to prepare and report its financial results for fiscal years beginning on or after January 1, 2012 in accordance with accounting principles which are recognized as being generally accepted in the United States (“US GAAP”);

AND WHEREAS the Corporation currently prepares and reports and may in the future prepare and report its financial results in accordance with accounting principles which are recognized as being generally accepted in Canada (“Canadian GAAP”);

AND WHEREAS the Corporation wishes to amend the provisions of the Indenture (the “Amendment”) to provide that references in the Indenture to “Canadian GAAP” shall mean, as at any date of determination: (i) Canadian GAAP, if the Corporation is then preparing its financial statements in accordance with such accounting principles, or (ii) US GAAP, if the Corporation is then preparing its financial statements in accordance with such accounting principles;

AND WHEREAS Section 14.1(c) of the Trust Indenture provides that from time to time the Trustee and, when authorized by a resolution of its Directors, the Corporation may, without the consent of any Noteholder, execute, acknowledge and deliver by their proper officers Supplemental Indentures for the purposes of making such provisions not inconsistent with the Indenture as may be necessary or desirable with respect to matters arising under the Indenture, provided that such provisions will not adversely affect the interests of the Noteholders;

AND WHEREAS the Corporation has determined that the Amendment is not inconsistent with the Trust Indenture and will not adversely affect the interests of the Noteholders;

AND WHEREAS the Directors of the Corporation have authorized the Amendment;

AND WHEREAS this Twenty-Second Supplemental Indenture is executed and delivered pursuant to Section 14.1(c) of the Trust Indenture;

AND WHEREAS the foregoing representations and statements of fact are made by the Corporation and not by the Trustee;

NOW THEREFORE THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

INTERPRETATION

1.1	To Be Read With Trust Indenture

This Twenty-Second Supplemental Indenture is a Supplemental Indenture within the meaning of the Trust Indenture. The Trust Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-First Supplemental Indenture and this Twenty-Second Supplemental Indenture shall be read together and shall have effect so far as practicable as though all the provisions of all indentures were contained in one instrument.

1.2	Twenty-Second Supplemental Indenture

The terms “this Twenty-Second Supplemental Indenture”, “this indenture”, “herein”, “hereof”, “hereby”, “hereunder”, and similar expressions, unless the context otherwise specifies or requires, refer to the Trust Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-First Supplemental Indenture and this Twenty-Second Supplemental Indenture and not to any particular article, section, subsection or clause or other portion thereof, and include every instrument supplemental or ancillary to this Twenty-Second Supplemental Indenture.

1.3	Definitions

All terms which are defined in the Trust Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture or the Twenty-First Supplemental Indenture and used but not defined in this Twenty-Second Supplemental Indenture shall have the meanings ascribed to them in the Trust Indenture, as such meanings may be amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-First Supplemental Indenture and this Twenty-Second Supplemental Indenture. In the event of any inconsistency between the terms in the Trust Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-First Supplemental Indenture and this Twenty-Second Supplemental Indenture, the terms in this Twenty-Second Supplemental Indenture prevail. Subject to the foregoing, in this Twenty-Second Supplemental Indenture, the following terms have the following meanings:

“Eighteenth Supplemental Indenture” means the eighteenth supplemental trust indenture dated as of November 19, 2009 between the Corporation and the Trustee;

“Eighth Supplemental Indenture” means the eighth supplemental trust indenture dated as of May 19, 2005 between the Corporation and the Trustee;

“Eleventh Supplemental Indenture” means the eleventh supplemental trust indenture dated as of March 13, 2007 between the Corporation and the Trustee;

“Fifteenth Supplemental Indenture” means the fifteenth supplemental trust indenture dated as of November 19, 2008 between the Corporation and the Trustee;

“Fifth Supplemental Indenture” means the fifth supplemental trust indenture dated as of June 23, 2003 between the Corporation and the Trustee;

“First Supplemental Indenture” means the first supplemental trust indenture dated as of June 22, 2001 between the Corporation and the Trustee;

“Fourteenth Supplemental Indenture” means the fourteenth supplemental trust indenture dated as of November 10, 2008 between the Corporation and the Trustee;

“Fourth Supplemental Indenture” means the fourth supplemental trust indenture dated as of April 22, 2003 between the Corporation and the Trustee;

“Indenture” means the Trust Indenture as amended and supplemented from time to time;

“Nineteenth Supplemental Indenture” means the nineteenth supplemental trust indenture dated as of March 15, 2010 between the Corporation and the Trustee;

“Ninth Supplemental Indenture” means the ninth supplemental trust indenture dated as of March 3, 2006 between the Corporation and the Trustee;

“Second Supplemental Indenture” means the second supplemental trust indenture dated as of September 17, 2002 between the Corporation and the Trustee;

“Seventeenth Supplemental Indenture” means the seventeenth supplemental trust indenture dated as of July 16, 2009 between the Corporation and the Trustee;

“Seventh Supplemental Indenture” means the seventh supplemental trust indenture dated as of November 15, 2004 between the Corporation and the Trustee;

“Sixteenth Supplemental Indenture” means the sixteenth supplemental trust indenture dated as of March 3, 2009 between the Corporation and the Trustee;

“Sixth Supplemental Indenture” means the sixth supplemental trust indenture dated as of February 24, 2004 between the Corporation and the Trustee;

“Tenth Supplemental Indenture” means the tenth supplemental trust indenture dated as of October 19, 2006 between the Corporation and the Trustee;

“Third Supplemental Indenture” means the third supplemental trust indenture dated as of January 31, 2003 between the Corporation and the Trustee;

“Thirteenth Supplemental Indenture” means the thirteenth supplemental trust indenture dated as of March 3, 2008 between the Corporation and the Trustee;

“Trust Indenture” means the trust indenture dated as of June 4, 2001 between the Corporation and the Trustee, as amended, supplemented or restated from time to time;

“Twelfth Supplemental Indenture” means the twelfth supplemental trust indenture dated as of October 18, 2007 between the Corporation and the Trustee;

“Twentieth Supplemental Indenture” means the twentieth supplemental trust indenture dated as of September 13, 2010 between the Corporation and the Trustee; and

“Twenty-First Supplemental Indenture” means the twenty-first supplemental trust indenture dated as of January 24, 2011 between the Corporation and the Trustee.

ARTICLE 2

AMENDMENT TO TRUST INDENTURE

2.1	Amendment

The definition of “Canadian GAAP” set forth in subsection 1.1 of the Trust Indenture shall be deleted in its entirety and replaced by the following:

“Canadian GAAP” means as at any date of determination:

(a)	accounting principles which are recognized as being generally accepted in Canada, if the Corporation is then preparing its financial statements in accordance with such principles; or

(b)	accounting principles which are recognized as being generally accepted in the United States, if the Corporation is then preparing its financial statements in accordance with such principles.”.

ARTICLE 3

MISCELLANEOUS

3.1	Acceptance of Trust

The Trustee accepts the trusts in this Twenty-Second Supplemental Indenture and agrees to carry out and discharge the same upon the terms and conditions set out in this Twenty-Second Supplemental Indenture and in accordance with the Indenture.

3.2	Confirmation of Trust Indenture

The Trust Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-Fist Supplemental Indenture and this Twenty-Second Supplemental Indenture is in all respects confirmed.

3.3	Benefit of Indenture

The Corporation and the Trustee confirm that all of the provisions of this Twenty-Second Supplemental Indenture are for the benefit of the Noteholders so long as any Notes are outstanding.

3.4	Governing Law

This Twenty-Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as an Ontario contract.

3.5	Counterparts

This Twenty-Second Supplemental Indenture may be executed in several counterparts each of which so executed shall be deemed to be original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Twenty-Second Supplemental Indenture under the hands of their proper officers in that behalf.

HYDRO ONE INC.

By:	/s/ Sandy Struthers
Sandy Struthers Executive Vice President and Chief Financial Officer

By:	/s/ Ali R. Suleman
Ali R. Suleman
Vice President and Treasurer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Lisa M. Kudo
Lisa M. Kudo Corporate Trust Officer

By:	/s/ Ann Samuel
Ann Samuel Associate Trust Officer